Exhibit 99.1

Source: FNDS3000 Corp

FNDS3000 CORP ANNOUNCES FISCAL 2011 SECOND QUARTER RESULTS

UPWARD TRENDS CONTINUE WITH SOUTH AFRICAN PREPAID CARD BUSINESS

Jacksonville, FL (PR NEWSWIRE) — April 18, 2011 — FNDS3000 Corp (OTCQB:FDTC), an international prepaid processing company currently introducing electronic payment solutions to the South African market, today announced its financial results and an operational update for the second fiscal quarter and six months ended February 28, 2011.

For the quarter ended February 28, 2011, revenues were $545,951, an increase of $456,537 (or 510.6%) from $89,414 for the second quarter of fiscal 2010. The net loss for the quarter was $(789,830) or ($0.01) per share, a decrease of $316,171 (or 28.6%) from $(1,106,001) or ($0.02) per share for the same period in the prior year.

For the six months ended February 28, 2011, revenues were $910,630, an increase of $743,521 (or 444.9%) from $167,109 for the six months ended February 28, 2010. The net loss for the six months ended February 28, 2011 was $(1,844,049) or ($0.02) per share, a decrease of $401,612 (or 17.9%) from $(2,245,661) or ($0.05) per share for the same period in the prior year.

The Company’s Chairman, President and CEO, Raymond L. Goldsmith stated the following, “It is my pleasure to share with you an operational update and to summarize the progress that I witnessed on my recent visit to our South African prepaid operations. In today’s update, I will detail FNDS3000’s progress over the last several months since I assumed responsibility as CEO and President. In addition, I will discuss key business objectives that we are focusing on for the remainder of 2011.

FNDS3000 RECENT PROGRESS

“Identifying our structure both internally and externally has been my highest priority since assuming the post of CEO this past fall. The transformation of our corporate leadership team at the end of September 2010 has served to greatly streamline our internal lines of communications, significantly reduce non-South African corporate overhead expenses, and empowered our management team in South Africa to mobilize resources more quickly and to respond to our customer needs more effectively. Since October, we have eliminated approximately $1 million from previously planned operating costs outside of South Africa, whilst deploying those funds to focus on increasing revenue in South Africa. There is no question that the Company is now on a more solid foundation and our business continues to grow each month.

“We are pleased with our financial results and the key drivers of our business in the early stages of our operations. The main message that permeates from our South African team is a continuing upward trend in all aspects of our operations as can be illustrated by the following two charts.

“Record revenue of approximately $546,000 was generated in the fiscal quarter ending February 28, 2011, which was a 511% increase over the prior year’s second quarter and a 50% increase over our first fiscal quarter of 2011. The information in the Revenue chart drives home the early success of the basic business model of our Company. We started with prepaid payroll cards in South Africa as we projected that this would be a great core business to begin with as we expected it to provide a predictable, recurring revenue stream. Our overall revenue, utilizing our fiscal second quarter ended February 28, 2011 as a base, is now on an annualized revenue run rate of $2.14 million.

“The South African Rands Loaded chart gives us a good indication of future revenue based on the premise that the more Rands loaded onto the cards, the more revenue that should be generated. The volume of South African Rands (ZAR) loaded onto our prepaid cards jumped 950% to approximately ZAR 140.3 million (approximately $20.4 million in U.S. dollars) over the same quarter last year and 55% over our first fiscal quarter of 2011.

“We have seen strong growth in the number of prepaid cards. As of February 28, 2011, FNDS3000 had issued and activated a total of 54,400 cards, of which 25,700 were revenue producing. We are also pleased to report that we anticipated that as customer card utilization matures, the margin trends would increase, and to date, that has been confirmed.

2011 OBJECTIVES

“For the remainder of calendar 2011, we will focus on several key business objectives to achieve a positive cash flow and further growth. We are currently engaged in:

•	implementing direct local sales initiatives in South Africa to attract new customers for our prepaid card programs, as we migrate away from our initial distributor sales model;

•	adding another worldwide retail electronic payment network to our prepaid processing platform and another banking facility;

•	enhancing the functionality of our prepaid processing platform to provide for greater control, flexibility, productivity and scalability of our South African operations; and

•	exploring other emerging prepaid markets.

“We will expand and report on these objectives in our upcoming news releases and quarterly reports.”

SUMMARY

Goldsmith summarized by stating, “Data relating to a growing number of emerging prepaid markets show demand from the private and public sectors is indeed accelerating. The progress we continue to make on all fronts reinforces my belief that FNDS3000 now has strong underlying value and can be built into a growing, profitable company. We have built a solid foundation and the entire management team is very focused, committed and positive about the future, and we are finally seeing a true picture of where the business is going.

“There will be a need to secure additional funds to cover operational expenses as we work towards positive cash flow and we cannot today provide any guarantee that we will successfully close such financing or that such financing, if closed, will be on reasonable terms. However, with $15 million previously raised, we are cautiously optimistic that we will obtain the necessary funding required to grow the Company.

“In closing, I want to thank our employees for their dedication and hard work; our customers and partners for their confidence in us; and finally, our shareholders for their support as we enter into what we believe to be an exciting, new era for FNDS3000 Corp.”

Detailed information on the financial results for the fiscal second quarter and the six months ended February 28, 2011 was included in the Company’s quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on April 14, 2011.

About FNDS3000 Corp

Headquartered in the U.S. with operations in South Africa, FNDS3000 Corp is engaged in executing a series of international growth initiatives designed to position the Company as a major player in the world’s fastest growing payment card segment: prepaid cards. Given that 40% of the adult population in South Africa is currently unbanked or underbanked, FNDS3000’s initial focus has concentrated on offering tailored prepaid card programs and services to business customers in this developing prepaid market, including network branded and closed loop programs that support employee payroll, insurance, medical aid, gift cards, prepaid cellular charges and small-scale international transfer of funds. The Company provides these programs and services through a proven, proprietary U.S. processing platform that has been designed for international and cross border capability. For more information, please visit www.FNDS3000.com, or follow us on Twitter @_FNDS3000.

Forward Looking Statements

Matters discussed in this press release contain forward-looking statements. Investors are cautioned that such forward looking statements involve risk and uncertainties, which could significantly impact the actual results, performance, or achievements of the Company. Such risks and uncertainties include, but are not limited to, the potential loss of our relationships with each of the parties that sponsor our cards and banks that manufacture, issue, and own the cards; the loss of our service providers; security breaches of our electronic information; the inability to raise sufficient capital to fund its operations; and other risks as may be detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Contact:

Joe McGuire

Chief Financial Officer

FNDS3000 Corp

904-273-2702

jmcguire@FNDS3000.com

www.FNDS3000.com